As filed with the Securities and Exchange Commission on April 7, 2008
Registration No. 333-149076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The PNC Financial Services Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	6712	25-1435979
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
(412) 762-2000
(Address of Registrant’s Principal Executive Offices)
Sterling Financial Corporation 1996 Stock Incentive Plan
(Full Title of the Plan)
Richard J. Johnson
Chief Financial Officer
The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
(412) 762-2000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
with a copy to:
Nicholas G. Demmo, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $5.00 per share	325,800 (1)	(2)	(2)	(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), shall be deemed to cover such additional number of shares as may be issued pursuant to the anti-dilution provisions of the employee benefit plan described herein.

(2)	This Post-Effective Amendment No. 1 covers securities that were originally registered on PNC’s Registration Statement on Form S-4 (File No. 333-149076), as amended. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 1 relates.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption From Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
Exhibit 4.3
Exhibit 8.3
EX-23.2
EX-23.3
EX-23.4

EXPLANATORY STATEMENT
     This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement is filed by The PNC Financial Services Group, Inc. (“PNC”), and relates to a total of 325,800 shares of common stock of PNC, par value $5.00 per share (“PNC Common Stock”), all of which were originally registered by PNC on the Form S-4 registration statement filed on February 6, 2008, as amended by Amendment No. 1 to the Form S-4 registration statement filed by PNC on February 11, 2008 and which became effective on February 11, 2008.
     In connection with the merger on April 4, 2008 of Sterling Financial Corporation (“Sterling”) with and into PNC pursuant to the Agreement and Plan of Merger, dated as of July 19, 2007, between Sterling and PNC, shares of common stock of Sterling, par value $5.00 per share, issuable upon the exercise or settlement of options granted under the Sterling Financial Corporation 1996 Stock Incentive Plan have been converted into corresponding awards covering PNC Common Stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which previously have been filed by PNC with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:
     (i) PNC’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2007;
     (ii) PNC’s Current Reports on Form 8-K, filed with the Commission on January 22, 2008, February 4, 2008 (two filings), February 13, 2008, February 19, 2008, February 20, 2008 and March 10, 2008 (other than the portions of those documents not deemed to be filed); and
     (iii) The description of PNC Common Stock set forth in the registration statement on Form 8-A filed by PNC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in September 1987, including any amendment or report filed with the Commission for the purpose of updating this description.
     All reports and other documents filed by PNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     PNC is incorporated under the Pennsylvania Business Corporation Law (“PBCL”). Section 1741 of the PBCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

     Section 1742 of the PBCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.
     Section 1743 of the PBCL provides, in general, that a corporation must indemnify any representative of a business corporation who has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or Section 1742 or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred therein.
     Section 1747 of the PBCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against the person in any capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify him against that liability under the provisions of the PBCL.
     PNC’s By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case where such elimination is not permitted by law.
     PNC has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-1 of this Registration Statement, which Index is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 7th day of April, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.
By:	*
Name:	James E. Rohr
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, has been signed below by the following persons in the capacities indicated on the 7th day of April, 2008.

Signature	Title

* James E. Rohr	Chairman and Chief Executive Officer (Principal Executive Officer)
* Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)
* Samuel R. Patterson	Controller (Principal Accounting Officer)
* Richard O. Berndt	Director
* Charles E. Bunch	Director
* Paul W. Chellgren	Director
* Robert N. Clay	Director
* George A. Davidson, Jr.	Director
* Kay Coles James	Director
* Richard B. Kelson	Director
* Bruce C. Lindsay	Director
* Anthony A. Massaro	Director
* Jane G. Pepper	Director
* Donald J. Shepard	Director

Signature	Title
* Lorene K. Steffes	Director
* Dennis F. Strigl	Director
* Stephen G. Thieke	Director
* Thomas J. Usher	Director
* George H. Walls, Jr.	Director
* Helge H. Wehmeier	Director

*By:	/s/ George P. Long, III
George P. Long, III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Articles of Incorporation of registrant, as in effect on the date hereof, incorporated herein by reference to Exhibit 3.1 of registrant’s Current Report on Form 8-K filed on February 19, 2008

4.2
Amended and Restated Bylaws of registrant, as in effect on the date hereof, incorporated herein by reference to Exhibit 3.5 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005

4.3	Sterling Financial Corporation 1996 Stock Incentive Plan (Amended and Restated, Effective February 26, 2002)

5.1	Opinion of George P. Long, as to the validity of the shares of PNC common stock*

8.1	Opinion of Sullivan & Cromwell LLP as to tax matters*

8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters*

8.3	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters

23.1	Consent of George P. Long, III (included in Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP, former Independent Registered Public Accounting Firm of The PNC Financial Services Group, Inc.

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of BlackRock, Inc.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of The PNC Financial Services Group, Inc.

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)*

23.6	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)*

23.7	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.3)

24.1	Powers of Attorney†

†	Previously filed as an exhibit to registrant’s Registration Statement on Form S-4 filed on February 6, 2008

*	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to registrant’s Registration Statement on Form S-4 filed on February 11, 2008

E-1